                                                                               .
                                                                               .
                                                                               .
                                                                    Exhibit 99.1


NEWS RELEASE                                            GROUP 1 AUTOMOTIVE, INC.
                                      950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:                Chairman, President and CEO     B.B. Hollingsworth, Jr.     (713) 647-5700
                           SVP, CFO and Treasurer          Robert T. Ray               (713) 647-5700
                           Manager, Investor Relations     Kim Paper Canning           (713) 647-5700

AT Fleishman-Hillard:      Investors/Media                 Russell A. Johnson          (713) 513-9515

FOR IMMEDIATE RELEASE
THURSDAY, JULY 1, 2004


                     GROUP 1 AUTOMOTIVE ANNOUNCES WEBCAST OF
                           2004 SECOND-QUARTER RESULTS


HOUSTON, JULY 1, 2004--GROUP 1 AUTOMOTIVE, INC. (NYSE: GPI), a Fortune 500 specialty retailer, announced it plans to release financial results for the second quarter ended June 30, 2004, prior to the market open on Thursday, July 29, 2004. B.B. Hollingsworth Jr., Group 1's chairman, president and chief executive officer, and Robert T. Ray, senior vice president, chief financial officer and treasurer, will host a conference call to discuss the results later that morning at 10 a.m. EDT.

The conference call will be simulcast live on the Internet and can be accessed by logging onto www.vcall.com, or www.group1auto.com. A replay will be available at these sites for 30 days.

A telephonic replay will be available following the call through August 5, 2004, by dialing: 800-405-2236 (domestic) or 303-590-3000 (international), with passcode: 11001740#.


ABOUT GROUP 1 AUTOMOTIVE, INC.

Group 1 currently owns 88 automotive dealerships comprised of 134 franchises, 30 brands, and 31 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Jersey, New Mexico, Oklahoma, and Texas. Through its dealerships and Internet sites, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

    GROUP 1 AUTOMOTIVE CAN BE REACHED ON THE INTERNET AT WWW.GROUP1AUTO.COM.


                                      -30-